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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 17, 2001

Hilton Hotels Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-3427	36-2058176
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9336 Civic Center Drive
Beverly Hills, California 90210
(Address of principal executive offices) (Zip Code)

(310) 278-4321
(Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS.

    Registrant has entered into a Purchase Agreement with Credit Suisse First Boston (Europe) Limited, attached hereto as Exhibit 1.01 and incorporated herein by reference.

    The terms of the Registrant's $100,000,000 aggregate principal amount of 7.43% Chilean Inflation-Indexed (UF) Notes due 2009 have been established as set forth in the Officers' Certificate, attached hereto as Exhibit 99.01 and are incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      7(c)  Exhibits

1.01	Purchase Agreement.
99.01	Officers' Certificate.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 29, 2001

HILTON HOTELS CORPORATION
By:	/s/ ROBERT M. LA FORGIA Robert M. La Forgia Senior Vice President and Controller

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SIGNATURE